Exhibit 99.1

Ritz-Carlton San Francisco

Combined consolidated Financial Report
Nine months Ended September 30, 2016 and
Years Ended December 31, 2015 and 2014

Includes accounts of:
RC SF Mezz Borrower LLC
RC SF Mezz Lessee LLC

Contents

Independent auditor's report	1

Financial statements

Combined consolidated balance sheets	2

Combined consolidated statements of operations	3

Combined consolidated statements of changes in equity	4

Combined consolidated statements of cash flows	5

Notes to combined consolidated financial statements	6-11

Independent Auditor's Report

To the Members
RC SF Mezz Borrower LLC
RC SF Mezz Lessee LLC

Report on the Financial Statements
We have audited the accompanying combined consolidated financial statements of RC SF Mezz Borrower LLC and RC SF Mezz Lessee LLC (collectively, the Company), which comprise the combined consolidated balance sheets as of September 30, 2016, December 31, 2015 and 2014, and the related combined consolidated statements of operations, changes in equity and cash flows for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 and the related notes to the combined consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2016, December 31, 2015 and 2014, and the results of its operations and its cash flows the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter
On December 28, 2016, the Company entered into a purchase and sale agreement with CWI 2 San Francisco Hotel, LP for the sale of the Ritz-Carlton San Francisco (the Hotel). On December 30, 2016, the Hotel was sold for $280,000,000 (see Note 8).

/s/ RSM US LLP

Baltimore, Maryland
March 20, 2017

Ritz-Carlton San Francisco

Combined Consolidated Balance Sheets

	September 30, 2016	December 31, 2015	December 31, 2014
Assets

Investment in hotel property, net	$ 147,501,851	$ 148,492,038	$ 151,936,010
Cash and cash equivalents	12,213,777	8,593,431	5,152,816
Restricted cash	764,498	490,316	13,455,371
Accounts receivable	2,694,257	2,921,963	2,427,630
Inventories	436,058	442,573	461,975
Prepaid expenses and other assets	198,388	322,379	365,521

	$ 163,808,829	$ 161,262,700	$ 173,799,323

Liabilities and Members' Equity

Mortgage payable	$ 114,340,944	$ 114,260,054	$ 89,700,900
Accounts payable, accrued expenses and other liabilities	6,109,941	4,065,327	6,083,169
Advance deposits	4,321,684	5,248,516	3,156,368
Due to affiliates	122,217	294,313	377,610
	124,894,786	123,868,210	99,318,047

Members' equity	38,914,043	37,394,490	74,481,276

	$ 163,808,829	$ 161,262,700	$ 173,799,323

See notes to combined consolidated financial statements.

Ritz-Carlton San Francisco

Combined Consolidated Statements of Operations

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Revenue:
Rooms	$ 37,622,217	$ 42,287,570	$ 40,605,209
Food and beverage	14,110,886	21,102,751	15,979,386
Other hotel revenue	2,456,211	3,073,359	2,941,607
	54,189,314	66,463,680	59,526,202

Expenses:
Hotel expenses:
Rooms	12,339,825	14,912,235	14,722,808
Food and beverage	13,605,444	19,438,779	15,526,654
Other hotel expense	1,284,361	1,439,126	1,435,179
Administrative and general	4,217,349	5,485,851	5,042,406
Sales and marketing	3,143,780	3,804,093	3,769,496
Property taxes, insurance and other	2,429,939	2,221,222	3,627,046
Utilities	708,563	944,403	968,239
Repairs and maintenance	1,788,139	3,096,169	2,771,627
Management fees	2,625,490	3,097,548	2,885,034
Depreciation and amortization	2,798,935	4,083,566	3,665,643
	44,941,825	58,522,992	54,414,132

Income from operations	9,247,489	7,940,688	5,112,070

Other operating expenses:
Asset management fees	133,039	140,242	123,617
Loss on disposal of fixed assets	—	6,228,706	3,023,808
	133,039	6,368,948	3,147,425
Other expenses:
Interest expense	2,284,150	4,438,002	5,246,875
Interest expense - amortization of deferred financing costs	83,393	336,099	595,866
Loss on extinguishment of indebtedness	—	986,090	—
Loss on interest rate caps	—	41	22,458
	2,367,543	5,760,232	5,865,199

Net income (loss)	$ 6,746,907	$ (4,188,492)	$ (3,900,554)

See notes to combined consolidated financial statements.

Ritz-Carlton San Francisco

Combined Consolidated Statement of Changes in Equity

Balance, January 1, 2014	$ 81,601,260
Distributions	(3,219,430)
Net loss	(3,900,554)
Balance, December 31, 2014	74,481,276
Distributions	(32,898,294)
Net loss	(4,188,492)
Balance, December 31, 2015	37,394,490
Distributions	(5,227,354)
Net income	6,746,907

Balance, September 30, 2016	$ 38,914,043

See notes to combined consolidated financial statements.

Ritz-Carlton San Francisco

Combined Consolidated Statements of Cash Flows

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Cash flows from operating activities:
Net income (loss)	$ 6,746,907	$ (4,188,492)	$ (3,900,554)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	2,798,935	3,924,266	3,506,069
Loss on disposal of fixed assets	—	6,228,706	3,023,809
Amortization of deferred financing costs	83,393	336,098	595,867
Change in allowance for doubtful accounts	(1,374)	11,297	(455)
Decrease in fair value of interest rate swaps	—	41	22,458
Changes in:
Accounts receivable	229,080	(505,630)	(547,432)
Inventories	6,515	19,402	19,114
Prepaid expenses and other assets	123,991	43,101	(111,422)
Accounts payable and accrued expenses	2,044,614	(2,017,842)	(1,132,450)
Advance deposits	(926,832)	2,092,148	1,018,667
Due to affiliates	(172,096)	(83,297)	107,119
Net cash provided by operating activities	10,933,133	5,859,798	2,600,790

Cash flows from investing activities:
Additions to hotel property	(1,808,748)	(6,756,145)	(8,949,155)
Proceeds from sale of fixed assets	—	47,145	33,524
Restricted cash	(274,182)	12,965,055	4,535,812
Net cash (used in) provided by investing activities	(2,082,930)	6,256,055	(4,379,819)

Cash flows from financing activities:
Proceeds from mortgage loans	—	25,000,000	—
Additions to deferred financing costs	(2,503)	(776,944)	—
Member capital distributions	(5,227,354)	(32,898,294)	(3,219,430)
Net cash used in financing activities	(5,229,857)	(8,675,238)	(3,219,430)

Increase (decrease) in cash and cash equivalents	3,620,346	3,440,615	(4,998,459)

Cash and cash equivalents:
Beginning of year	8,593,431	5,152,816	10,151,275

End of year	$ 12,213,777	$ 8,593,431	$ 5,152,816

Supplemental disclosure of cash flow information:
Interest paid	$ 2,032,476	$ 4,438,002	$ 5,246,875

Supplemental disclosure of non-cash transactions:
Fixed asset additions included in accrued expenses	—	—	$ 247,266

See notes to combined consolidated financial statements.

Ritz-Carlton San Francisco

Notes to Combined Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
RC SF Mezz Borrower LLC (Owner) and RC SF Mezz Lessee LLC (Tenant) (collectively, the Company), Delaware limited liability companies, were formed for the purpose of acquiring and operating the Ritz-Carlton San Francisco (the Hotel), a 336-room full-service hotel located on Nob Hill in San Francisco, California featuring two food and beverage outlets, meeting and event space, fitness center, business center, and spa. On June 28, 2013, the Company acquired the Hotel for a purchase price of $160,625,000. The accompanying financial statements are presented on a combined consolidated basis as the Owner and Tenant are under common management and common ownership. The Owner owns the Hotel and leases it to the Tenant, which operates the Hotel.

The Owner and Tenant were each formed as separate joint ventures between Met Life RC SF Member, LLC, Mount Vernon Holdings, LLC, THI VI RCSF Lessee, LLC and Thayer GP VI, LLC (collectively, the Members) and each are operated pursuant to the terms of a limited liability company agreement dated June 27, 2013. Distributions are based on available cash and allocated as defined in the operating agreement. The Owner is the sole owner of RC SF Owner, LLC and Tenant is the sole owner of RC SF Lessee, LLC.

On December 30, 2016, the Hotel was sold to an unaffiliated third party (Note 8).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying combined consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP). The combined consolidated financial statements present the financial position, results of operations, and cash flows of the Company by combining the accounts of the Owner and Tenant and its wholly owned subsidiaries. All other significant intercompany accounts and transactions have also been eliminated.

Use of estimates: The preparation of the combined consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized as follows:

Debt service reserve: Under the terms of the original loan agreement, the Owner was required to establish a reserve account to cover debt service shortfalls arising from seasonal cash flows. The Owner deposited $2,500,000 at the acquisition of the Hotel into an interest bearing account which acts as additional collateral for the loan. At December 31, 2014, the balance in the reserve account was $2,503,660. On September 2, 2015, the Owner refinanced its loan, and under the terms of this loan agreement, there was no such requirement.

Ritz-Carlton San Francisco

Notes to Combined Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Renovation reserve: Under the terms of the original loan agreement, the Owner was required to establish a reserve account to cover certain capital expenditures approved by the lender. The Owner deposited $5,000,000 at the acquisition of the Hotel into an interest bearing account which acts as additional collateral for the loan. At December 31, 2014, the balance in the reserve account was $5,007,320. On
September 2, 2015, the Owner refinanced its loan, and under the terms of this loan agreement, there was no such requirement.

Replacement reserve: Under the terms of the management agreement, the Company is required to establish a replacement reserve account to cover the cost of replacements and renewals related to the furniture, fixtures and equipment, and certain routine repairs and maintenance to the hotel. The required monthly deposit is based on a percentage of hotel gross revenue. At September 30, 2016, December 31, 2015 and 2014, the balance in these reserve funds was $764,498, $490,316 and $5,944,391, respectively. This account serves as additional collateral on the mortgage loan.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At September 30, 2016, December 31, 2015 and 2014, the allowance for doubtful accounts was $50,038, $51,412 and $40,115, respectively.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and site improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 25-40 years for buildings and improvements 3-10 years for furniture, fixtures and equipment. Depreciation expense for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 was $2,798,935, $3,924,266 and $3,506,069, respectively.

Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014.

Deferred financing costs: Deferred financing fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method. Upon refinancing, any unamortized financing costs are written off and included in interest expense – amortization of deferred financing costs on the accompanying combined consolidated statements of operations.

Ritz-Carlton San Francisco

Notes to Combined Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts. The Company adopted the new guidance and retrospectively presented debt issuance costs related to its long-term debt as a deduction from the carrying amount of the associated debt on its combined consolidated balance sheets as of September 30, 2016 and December 31, 2015 and 2014. This change did not affect the Company’s combined consolidated statements of operations, cash flows or changes in equity.

For the nine months ended September 30, 2016, and the years ended December 31, 2015 and 2014 $83,393, $336,099 (inclusive of $299,100 related to the original loan), and $595,866 (related to the original loan) is included in interest expense – amortization of deferred financing costs in the combined consolidated statements of operations.

Fair value of financial instruments: Management estimates the fair value of cash, reserve funds, accrued expenses, and other current liabilities approximate their carrying values due to the relatively short maturity of these instruments. The estimated fair value of the variable rate mortgage approximates its carrying value as it is subject to a short-term variable rate.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Amortization of advanced bookings for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 were $0, $159,300 and $159,574, respectively, and is included in depreciation and amortization expense in the combined consolidated statements of operations. Advanced bookings were fully amortized in 2015.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television and other advertisements are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expenses.

Ritz-Carlton San Francisco

Notes to Combined Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Fair value measurements: Fair value is based on exit price or the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a hierarchy of inputs used in measuring fair value that maximizes the use of the observable inputs and minimizes the use of the unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Hotel has the ability to access. Valuation adjustment and block discounts are not applied to Level 1 instruments.

Level 2 – Valuations based on quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3 – Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dealer or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

Pursuant to the terms of the Senior and Mezzanine loan agreements, the Company obtained Interest Rate Cap Agreements (rate caps) with a total notional amount of $90,000,000, which expired on June 28, 2015. The purpose of the rate caps was to limit the Company’s interest rate exposure to rising rates by capping LIBOR at 1.5%. For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014, included in the combined consolidated statements of operations is an interest rate cap loss of $0, $41 and $22,458, respectively, relating to the change in the fair value of the rate caps. The fair value of the rate caps as of September 30, 2016 and December 31, 2015 and 2014 was $0, and $0 and $40, respectively.

The interest rate cap is a Level 2 input. Additionally, there were no significant transfers among Levels 1, 2 and 3 during the nine months ended September 30, 2016, and years ended December 31, 2015 and 2014.

Ritz-Carlton San Francisco

Notes to Combined Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Income taxes: No provision for federal income taxes has been made as the liability for such taxes is that of the Members, rather than the Company. The Company is subject to the statutory requirements of the state in which it conducts business. Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014, management has determined that there are no material uncertain tax positions.

Note 3.	Investment in Hotel Property
At September 30, 2016, December 31, 2015 and 2014, investment in hotel property, net consists of the following:

	September 30, 2016	December 31, 2015	December 31, 2014

Land	$ 50,769,012	$ 50,769,012	$ 50,769,012
Buildings and improvements	88,968,076	88,587,621	86,201,964
Furniture, fixture and equipment	18,104,582	15,990,973	13,244,705
Construction in progress	—	685,317	6,632,719
	157,841,670	156,032,923	156,848,400
Less accumulated depreciation	(10,339,819)	(7,540,885)	(4,912,390)
Investment in hotel property, net	$147,501,851	$148,492,038	$151,936,010

Note 4.	Long-Term Debt
In June 2013, the Company obtained a mortgage loan for $59,000,000 (the Senior Loan). Interest was payable monthly on the unpaid principal. Interest was charged at 3.25% plus the London Interbank Offered Rate (LIBOR) (rounded up to the nearest 1/100th of 1%). Per the agreement, in no event shall the interest rate on the outstanding principal be less than 3.5% per annum. The maturity date on the loan was July 2015.

Additionally, as a part of the purchase of the Hotel, the Company obtained a mortgage loan for $31,000,000 (the Mezzanine Loan) which matured July 2015. Interest was paid monthly on the unpaid principal. Interest was charged at the sum of the Spread (9.78%) plus LIBOR for the period (rounded up to the nearest 1/100th of 1%). Per the agreement, in no event shall the interest rate on the outstanding principal be less than 10.03% per annum.

On June 30, 2015, the Company exercised its first extension options on both loans. The rate cap requirement on the loans was waived until September 30, 2015.

On September 2, 2015, the Company refinanced its existing loan balances with total new proceeds of $115,000,000. The new loan is interest only with payments due monthly at an interest rate calculated as 30-day LIBOR plus 2.20% (2.62% at September 30, 2016). The new loan matures on September 2, 2022 with all unpaid interest and principal balances due on that date. The guarantor of the new loan is Thayer Hotel Investors VI LLC, an affiliate of THI VI RC SF LLC. Deferred loan costs on the existing loan were fully amortized as of the refinancing.

Ritz-Carlton San Francisco

Notes to Combined Consolidated Financial Statements

Note 4.	Long-Term Debt (Continued)
In conjunction with the refinancing of the existing loan, the Company capitalized $776,944 of fees, which will be accreted into interest expense in the combined consolidated statements of operations. As of September 30, 2016 and December 31, 2015 and 2014, unamortized fees of $659,056, $739,946, and $299,100, respectively are included as a reduction in mortgage payable in the combined consolidated balance sheets, and interest expense, exclusive of amortization of deferred financing fees, for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 and was $2,284,150, $4,438,002 and $5,246,875, respectively.

In connection with the sale of the property to an unrelated third party (Note 8), the outstanding balance of the mortgage loan was repaid in its entirety.

Note 5.	Management Fees
In connection with the purchase of the Hotel, the Company assumed the management agreement with Ritz-Carlton Hotel Company, LLC (the RC Agreement) for property management and other related services for the Hotel. The initial term of the RC Agreement, which is 25 years, will expire on April 7, 2026. The agreement has three renewal terms each of which are for ten years. Pursuant to the terms of the RC Agreement, a base annual management fee of 3% of Adjusted Gross Revenues of the Hotel, as defined in the RC Agreement, and an incentive fee equal to 10% of Adjusted Operating Profit, as defined in the RC Agreement, are required. For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014, the Company incurred $1,578,680, $1,919,724 and $1,785,372 of base management fees, respectively. For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014, the Company incurred $1,046,810, $1,177,824 and $1,099,662 of incentive management fees, respectively.

Note 6.	Related Party Transactions
Pursuant to the operating agreement of the Owner, an asset management fee will be paid to a member equal to 50.87% times 1.5% of the Annual Gross Operating Profit, as defined in the operating agreement.
For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 asset management fees were $133,039, $140,242, and $123,617, respectively.

Note 7.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 8.	Subsequent Events
On December 28, 2016, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $280,000,000. The sale of the Hotel was completed on December 30, 2016. In connection with the sale, the acquirer paid off any existing amounts due under the mortgage note payable. Ritz-Carlton Hotel Company, LLC was retained to manage and operate the Hotel.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through March 20, 2017, the date the financial statements were available to be issued.